UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          LIFESTYLE CHOICE MEALS, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         ______________________________________________________________
         (State or other jurisdiction of incorporation or organization)


                                      2090
            ________________________________________________________
            (Primary Standard Industrial Classification Code Number)


                                   20-8945348
                     _______________________________________
                     (I.R.S. Employer Identification Number)


                112 North Curry Street, Carson City, Nevada 89703
                                 (403) 374-0966
        _________________________________________________________________
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                    STATE AGENT AND TRANSFER SYNDICATE, INC.
                112 North Curry Street, Carson City, Nevada 89703
                                 (775) 882-1013
            _________________________________________________________
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


 As soon as practicable after the effective date of this registration statement
 ______________________________________________________________________________
        (Approximate date of commencement of proposed sale to the public)



If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one)

     Large accelerated filer [ ]              Accelerated filer         [ ]
     Non-accelerated filer   [ ]              Smaller reporting company [X]



                         CALCULATION OF REGISTRATION FEE


Title of Each Class of                  Proposed Maximum     Proposed Maximum     Amount of
Securities to be         Amount to be   Offering Price Per   Aggregate Offering   Registration
Registered               Registered     Unit(1)              Price                Fee(2)
______________________________________________________________________________________________

Common Stock by          4,300,000            $0.02               $86,000              $ 9.20
Company


(1) The offering price has been arbitrarily determined by the company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.
(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                          LIFESTYLE CHOICE MEALS, INC.

                                   PROSPECTUS

                          LIFESTYLE CHOICE MEALS, INC.

                             SHARES OF COMMON STOCK
      4,300,000 SHARES OF COMMON STOCK ARE OFFERED FOR SALE BY THE COMPANY


Prior to this registration, there has been no public trading market for the common stock of LifeStyle Choice Meals, Inc. ("LifeStyle"). LifeStyle's common stock is not presently traded on any market or securities exchange. LifeStyle is registering 4,300,000 shares of its common stock for sale to the public. The company is selling all of the shares. The price for the shares will be $0.02 per share until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

LifeStyle may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. LifeStyle will receive all proceeds from the sale of the shares being registered.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering. INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PLEASE READ THIS PROSPECTUS CAREFULLY.

     The date of this prospectus is May 1, 2008

                                TABLE OF CONTENTS
                                                                        Page No.
PART I

Summary Information                                                         6
Risk Factors                                                                8
Use of Proceeds                                                            14
Dilution                                                                   15
Determination of Offering Price                                            15
Plan of Distribution                                                       16
Description of Securities to be Registered                                 16
Interests of Named Experts and Counsel                                     16
Description of Business                                                    18
Description of Property                                                    21
Legal Proceedings                                                          21
Market for Common Equity and Related Stockholder Matters                   22
Financial Statements                                                       22
Management's Discussion and Analysis of Financial Condition and results of 41 Operations
Changes in and Disagreements With Accountants on Accounting and Financial 41 Disclosure
Directors and Executive Officers                                           41
Executive Compensation                                                     42
Security Ownership of Certain Beneficial Owners and Management             44
Related Party Transactions                                                 45
Disclosure of Commission Position on Indemnification for Securities Act 45 Liabilities

PART II

Other Expenses of Issuance and Distribution                                45
Indemnification of Directors and Officers                                  45
Recent Sales of Unregistered Securities                                    46
Exhibits and Financial Statement Schedules                                 46
Undertakings                                                               48
Signatures                                                                 49

                      DEALER PROSPECTUS DELIVERY OBLIGATION


Until , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               SUMMARY INFORMATION


This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

SUMMARY INFORMATION ABOUT LIFESTYLE CHOICE MEALS, INC.

LifeStyle Choice Meals, Inc. ("LifeStyle, "we", "the Company") was incorporated in the State of Nevada as a for-profit company on April 19, 2007 and established a fiscal year end of June 30. We are a development-stage company that will offer the ultimate convenience in delicious and nutritious meals. We will offer hundreds of prepared meal choices for delivery to the client's door.

Our menus will change weekly with no boring repetition of meals and it will have low cost: all the meals will be delivered to the client's door for about $7.00 each.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703 and our telephone number is (403) 374-0966 and our fax number is (403) 366-6820. Our registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703.

As of March 31, 2008, the end of the most recent fiscal quarter, LifeStyle had raised $10,000 through the sale of its common stock. There is $1,920 of cash on hand in the corporate bank account. The company currently has liabilities of $8,435, represented by expenses accrued during its start-up. In addition, the company anticipates incurring costs associated with this offering totaling approximately $5,708. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the company filed with this prospectus.

SUMMARY OF THE OFFERING BY THE COMPANY

LifeStyle has 10,000,000 shares of common stock issued and outstanding and is registering an additional 4,300,000 shares of common stock for offering to the public. The company may endeavor to sell all 4,300,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.02 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. LifeStyle will receive all proceeds from the sale of the common stock.

Securities being offered by the           4,300,000  shares of common stock are
company, common stock, par                offered by the company.
value $0.001

Offering price per share by the           A price, if and when the company sells
company.                                  the shares of common stock, is set at
                                          $0.02.

Number of shares  outstanding             10,000,000 common shares are currently
before the offering of common shares.      issued and outstanding.

Number  of shares  outstanding            14,300,000 common shares will be
after the offering of common shares.      issued and outstanding after this
                                          offering  is completed.

Minimum number of shares to be sold
in this offering                          None.

Market for the common shares              There is no public market for the
                                          common shares. The price per share is
                                          $0.02. In addition, the offering price
                                          for the shares  will remain  $0.02 per
                                          share until such a time they are
                                          quoted on the Over-The-Counter (OTC)
                                          Bulletin Board or an exchange.

                                          LifeStyle may not be able to meet the
                                          requirement  for a public  listing or
                                          quotation   of  its   common   stock.
                                          Further,  even if LifeStyle's  common
                                          stock is quoted or granted listing, a
                                          market for the common  shares may not
                                          develop.

Use of proceeds                           LifeStyle will receive all proceeds
                                          from the sale of the  common  stock by
                                          the company.  If all 4,300,000  common
                                          shares  being  offered  are sold,  the
                                          total  gross  proceeds  to the company
                                          would be $86,000.  The company intends
                                          to use the proceeds from this offering
                                          (i)  to  buy  the  necessary   kitchen
                                          appliances;   (ii)  to   develop   new
                                          recipes and to determine the nutrition
                                          facts,  estimated at $14,000, (iii) to
                                          initiate  the   company's   sales  and
                                          marketing   campaign,   estimated   at
                                          $10,000,  (iv) rent costs estimated to
                                          be $12,000;  (v)  non-perishable  food
                                          stock,  estimated  at $5,000  (vi) and
                                          administrative  expenses  estimated to
                                          cost  $4,300.  The  expenses  of  this
                                          offering, including the preparation of
                                          this prospectus and the filing of this
                                          registration  statement,  estimated at
                                          $5,700   are   being   paid   for   by
                                          LifeStyle.

Termination of the offering               The offering will conclude when all
                                          4,300,000  shares of common stock have
                                          been  sold,  or  90  days  after  this
                                          registration     statement     becomes
                                          effective   with  the  Securities  and
                                          Exchange Commission.  LifeStyle may at
                                          its discretion extend the offering for
                                          an additional 90 days.

Terms of the offering                     The company's president and sole
                                          director  will sell the  common  stock
                                          upon  approval  of  this  registration
                                          statement.

You should rely only upon the information contained in this prospectus. LifeStyle has not authorized anyone to provide you with information different from that which is contained in this prospectus. The selling security holder is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

            BALANCE SHEET                      AS OF MARCH 31, 2008

Total Assets                                          $1,920
Total Liabilities                                     $8,435
Shareholder's Equity                                 $(6,515)

            OPERATING DATA                     APRIL 19, 2007 (INCEPTION)
                                               THROUGH MARCH 31, 2008

Revenue                                                $0.00
Net Loss                                              $11,515
Net Loss Per Share                                     $0.00

As shown in the financial statements accompanying this prospectus, LifeStyle has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a "going concern" opinion from our accountants, based upon the company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock. This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. The company considers the following to be all the material risks to an investor regarding this offering. LifeStyle should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF LIFESTYLE TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report dated June 30, 2007; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to LifeStyle, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See "June 30, 2007 Audited Financial Statements - Auditors Report."

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

RISKS RELATED TO OUR FINANCIAL CONDITION

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the Company will have costs related to (i) purchase of kitchen appliances, (ii) development of new recipes and the estimation of the nutrition facts, (iii) sales and marketing campaign, (iv) rent costs, (v) non-perishable food stocking,
(vi) preparation of this prospectus and the filing of this registration statement and (vii) other general corporate and working capital purposes.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our services will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADDEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning revenues once we have started our sales activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company's ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See "Description of Business."

No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

RISKS RELATED TO THIS OFFERING

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company's shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

BUYERS  WILL PAY MORE FOR OUR  COMMON  STOCK  THAN THE PRO RATA  PORTION  OF THE
ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS

The offering price and other terms and conditions regarding the Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, since the Company has only recently been formed and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.02 per common share as determined herein is substantially higher than the net tangible book value per share of LifeStyle's common stock. LifeStyle's assets do not substantiate a share price of $0.02. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

THE COMPANY'S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, DILLUTING THE CURRENT SHARE HOLDERS' EQUITY

The Company has 75,000,000 authorized shares, of which only 10,000,000 are currently issued and outstanding and only 14,300,000 will be issued and outstanding after this offering terminates. The Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR THE COMPANY'S SHARES, THEY MAY BE EXTREMELY ILLIQUID

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the company's stock. Despite the company's best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The company may consider pursuing a listing on the OTCBB after this registration becomes effective and the company has completed its offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY'S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS

The Company's sole officer and director owns 100% of the outstanding shares and will own over 69.9% after this offering is completed. As a result, she may have control of the company and be able to choose all of our directors. Her interests may differ from those of the other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to the Company.

All decisions regarding the management of the Company's affairs will be made exclusively by her. Purchasers of the offered shares may not participate in the management of the company and therefore, are dependent upon her management abilities. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the company's sole officer and director will not abuse her discretion in executing the company's business affairs, is her fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or her successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the company's management.

RISKS RELATED TO INVESTING IN OUR COMPANY

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN SUSPENTION OR END OF OUR OPERATIONS

We were incorporated on April 19, 2007 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our products and services; fluctuations in the demand for diet food; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

COMPETITION IS FIERCE AND WITHOUT ADAQUATE MARKETING WE MAY NOT BE ABLE TO REACH ENOUGH POTENTIAL CUSTOMERS AND MAKE THEM AWARE OF OUR EXISTENCE

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. The last several years has brought about an explosion of meal delivery services. Most of them allow customers to place their orders over the internet for fast and convenient delivery. If we do not have the capital to market our product effectively, we will not be able to position ourselves successfully within the industry. This would result in a limited amount of customers and limited profitability.

AS  THE  COMPANY'S  SOLE  OFFICER  AND  DIRECTOR  HAS  OTHER  OUTSIDE   BUSINESS
ACTIVITIES, SHE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HER TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE

Mrs. Worsley, our sole officer and director, has other business interests and currently devotes approximately 5-10 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mrs. Worsley, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company's business require the full business time of our sole officer and director, she is prepared to adjust his timetable to devote more time to the Company's business. However, she may not be able to devote sufficient time to the management of the Company's business, which may result in periodic interruptions in implementing the company's plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS

The Company is entirely dependent on the efforts of its sole officer and director. Her departure or the loss of any other key personnel in the future could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

IT  MAY  BE  IMPOSSIBILE  TO  HIRE  ADDITIONAL  EXPERIENCED  PROFESSIONALS,   IF
NECESSARY, AND WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Since our management does not have prior experience in the marketing of meal preparation and delivery services, we may need to hire additional experienced personnel to assist us with the operations. If we need the additional experienced personnel and we cannot hire them, we could fail in our plan of operations and have to suspend operations or cease them entirely.

IN THE CASE OF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company's creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

LifeStyle is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on April 19, 2007 and to date have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the company's planned operating expenses.

The  Company   expects  that  its  results  of  operations  may  also  fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar services, the entry of new competitors into meal delivery industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the Company or its competitors, specific economic conditions in the food industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

COMPANY'S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY

The implementation of the Company's marketing strategy will depend on a number of factors. These include our ability to establish a significant customer base and maintain favorable relationships with customers and partners, obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems; hire, train and retain skilled employees and to continue to operate within an environment of increasing competition. The inability of the Company to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE

The Company's growth strategy is substantially dependent upon its ability to market its products successfully to prospective clients. However, its planned services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company's services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

THE COMPANY MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH

The Company expects to experience continuous growth for the foreseeable future. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the Company's financial condition or the results of its operations.

RISKS RELATED TO INVESTING IN OUR INDUSTRY

UNSTABLE ECONOMY COULD RESULT IN A DECREASE IN DEMAND FOR HOME DELIVERY SERVICES

A downturn in an already unstable economy could result in customers choosing to purchase and cook their own food products in order to save money. Our research shows that dining out and specialty food services are usually the first luxury items to go when budgets are tight. Lack of consumer support would be
detrimental   to  our  business,   and  would  result  in  a  complete  loss  of
profitability.

FLUXUATIONS IN FOOD COSTS COULD AFFECT OUR PRICING STRATEGY

An unsteady economy could result in changes to food costs. A significant increase to key ingredients in our menu planning would require us to increase our prices and possibly lose key clientele, or incur losses that could come as a result of an increase cost to create our meals. Both scenarios would result in lost revenues and profitability.

STRICT LABELING REQUIREMENTS AND LAWS COULD PROVE EXPENSIVE AND DIFFICULT TO IMPLEMENT

All food items for commercial sale in the United States and Canada must be labeled appropriately and must comply with government enforced standards of disclosure. The labels must not only provide the consumer with a full list of ingredients, but must also list certain nutritional facts. These regulations also differ between the United States and Canada. For instance, in Canada all labels must be printed in both English and French. LifeSyle will need to ensure that there is a qualified nutritionist on staff who is able to create the labels and ensure that industry standards are met for each point of sale. If we are unable to meet government requirements, we will be limited in where we will be able to sell our product which will result in limited clientele.

RISKS RELATED TO INVESTING IN OUR BUSINESS

BECAUSE WE HAVEN'T DEVELOPED OUR MENU YET, THE PRODUCTION COST CAN EXCEED EXPECTATIONS

We have not developed our recipes, so we don't know the exact cost of each recipe. In the case of a higher than expected cost of production, we won't be able to offer our products at the expected price. If we are unable to offer our meals at a reasonable price, it could affect negatively our business which would result in the loss of your investment.

OUR SERVICE MAY NOT BE ABLE TO DISTINGUISH ITSELF IN THE MARKET
There are a wide range of companies that offer similar services. If we are unable to demonstrate clearly that our meals are not only for people who intend to loose weight, we may be unable to attract enough clients.

CLIENTS MAY GROW TIRED OF OUR PRODUCTS MAKING ONGOING MEAL DEVELOPMENT ESSENTIAL

There is the potential risk of the clients growing bored of the meals we provide if we do not change them on a regular basis. The Company would need to develop an initial meal plan, but continue to further supplement the offerings with new and different choices in order to keep the clients continually satisfied. The company may not have enough resources to frequently test and develop meal choices and may lose customers if we are unable to provide new items on a regular basis.

THE COMPANY MAY NOT BE ABLE TO MEET THE DEMAND FOR QUALITY THAT CONSUMERS HAVE GROWN TO EXPECT

There is a growing concern among consumers that products they purchase are healthy as well as nutritious and low in fat. This results in an increased desire for foods that are healthy and contain little or no artificial ingredients. We would need to distinguish ourselves as being a healthy alternative to other delivery services, but in order to maintain that promise our product needs to be fresh and wholesome. This could result in an increase in cost and productivity may be limited based on the availability of fresh ingredients. Any decrease in production, or increase in cost of production, could adversely affect our profitability.

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST

Because we are a small business, with limited assets, we are not able to assume significant additional costs to operate. If we are unable to make any necessary change in the company structure, do the proper negotiations with the suppliers or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.



                                                    IF 25% OF     IF 50% OF       IF 75% OF     IF 100% OF
                                                   SHARES SOLD   SHARES SOLD     SHARES SOLD   SHARES SOLD

            GROSS PROCEEDS FROM THIS  OFFERING        $21,500         $43,000        $64,500       $86,000
                       LESS: OFFERING EXPENSES       ========         =========     ==========   =========
                           Legal & Accounting:          4,000           4,000          4,000         4,000
                                     Printing:            200             200            200           200
                                Transfer Agent          1,500           1,500          1,500         1,500
                                         TOTAL         $5,700          $5,700         $5,700        $5,700

                        LESS: MENU DEVELOPMENT
                          Recipes development:          1,600           3,800          6,000         8,000
                         Nutritional analysis:          1,200           2,900          4,600         6,000
                                         TOTAL         $2,800          $6,700        $10,600       $14,000

                       LESS: SALES & MARKETING
         Online advertisement/Website/Hosting:            800           2,100          3,000         4,000
                          Flyers distribution:          1,200           2,800          4,500         6,000
                                         TOTAL         $2,000          $4,700         $7,500       $10,000


                                       14


                       LESS: SUPPLIES AND RENT
                           Kitchen appliances:         $6,700          16,000         25,000        35,000
                    Non-perishable food stock:         $1,000           2,500          3,900         5,000
                                         Rent:         $2,300           5,500          8,600        12,000
                                         TOTAL        $10,000         $24,000        $37,500       $52,000

                 LESS: ADMINISTRATION EXPENSES
       Office supplies, Stationery, Telephone,
                                      Internet         $1,000          $1,900         $3,200        $4,300
                                         TOTAL         $1,000          $1,900         $3,200        $4,300
                                                     ========        ==========     ==========   =========
                                        TOTALS        $21,500         $43,000         $64,500      $86,000


The above figures represent only estimated costs.



                         DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by LifeStyle and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

                                    DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the Company's sole officer and director for common equity since the company's inception on April 19, 2007. The company's sole officer and director paid $0.001 per share, a difference of $0.019 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD

     Price per share                           $ 0.02
     Net tangible book value per share before
        offering                               $ 0.000652
     Potential gain to existing shareholders   $ 86,000
     Net tangible book value per share after
        offering                               $ 0.005558
     Increase to present stockholders in
        net tangible book value per share
        after offering                         $ 0.006210
     Capital contributions                     $ 86,000
     Number of shares outstanding before
        the  offering                            10,000,000
     Number of shares after offering held
        by existing stockholders                 10,000,000
     Percentage of ownership after offering      69.9%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

     Price per share                           $  0.02
     Dilution per share                        $  0.014442
     Capital contributions                     $  86,000
     Percentage of capital contributions          89.6%
     Number of shares after offering held by
        public investors                          4,300,000
     Percentage of ownership after offering       30.1%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD

     Price per share                           $  0.02
     Dilution per share                        $  0.015616
     Capital contributions                     $  64,500
     Percentage of capital contributions          86.6%
     Number of shares after offering held by
        public investors                          3,225,000
     Percentage of ownership after offering       24.4%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

     Price per share                           $  0.02
     Dilution per share                        $  0.016997
     Capital contributions                     $  43,000
     Percentage of capital contributions          81.1 %
     Number of shares after offering held by
        public investors                          2,150,000
     Percentage of ownership after offering       17.7%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD

     Price per share                           $  0.02
     Dilution per share                        $  0.018647
     Capital contributions                     $  21,500
     Percentage of capital contributions          68.3%
     Number of shares after offering held by
        public investors                          1,075,000
     Percentage of ownership after offering       9.7%

                              PLAN OF DISTRIBUTION
10,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 4,300,000 shares of its common stock for possible resale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

LifeStyle will receive all proceeds from the sale of those shares. The price per share is $0.02.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale. Such prices will be determined by the Company or by agreement between both parts.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which LifeStyle has complied.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

LifeStyle will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                   DESCRIPTION OF SECURITIES TO BE REGISTERED
COMMON STOCK

Our authorized capital stock consists of 10,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

 * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

 * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

 * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

 * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 69.9% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

ANTI-TAKEOVER PROVISIONS

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Lifestyle will act as its own transfer agent.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Chang G. Park, CPA 371 E St., Chula Vista, CA 91910 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

The Law Offices of Thomas E. Puzzo, PLLC, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

                    INFORMATION WITH RESPECT TO THE APPLICANT

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

DEVELOPMENT OF BUSINESS

Lifestyle Choice Meals, Inc. was incorporated on April 19, 2007 as a development stage company in the State of Nevada and established a fiscal year end of June
30. The objective of this corporation is to enter into the meal preparation and delivery industry. Andrea Worsley is President and sole director.

Our registered and principal office is located at 112 North Curry Street, Carson City, Nevada, 89703; our telephone number is (403) 374-0966 and our fax number is (403) 366-6829.

To date, the Company has not yet implemented its business model and has generated no revenue.

Lifestyle Choice Meals, Inc. has never been in receivership, bankruptcy or similar proceeding. Since becoming incorporated, LifeStyle has not made any significant purchase or sale of assets or been in involved in any merger, material reclassification acquisition or consolidation. Since inception the Company has not made any material change in its mode of conducting business.

PLAN OF OPERATION

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operation. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the anticipated private placement offering described herein. Therefore, the failure thereof would result in the need to seek capital from other sources such as debt, which may not be available to the company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs that are associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

Over the 12 month period starting upon the effective date of this registration statement, our company must raise capital and start its sales. The first stage of our operations over this period is to develop our menu, test new recipes and then submitting all of our recipes for nutritional analysis. We expect to complete this step within 120 days of the effective date of this registration statement.

The second stage of our operations plan is to develop our company's website with pictures of all the meal choices and information about the ingredients and nutritional facts. The website will have software that will allow the client to calculate the consumption OF calories per day. We expect to completely develop the website in 180 days of the effective date of this registration statement.

The third stage consists of the acquisition of all kitchen utensils, appliances required to produce our menu items and rent a suitable location for our kitchen. We expect to complete this stage within 240 days of the effective date of this registration statement.

The fourth stage is our Marketing and Sales campaign including the distribution of flyers and brochures. We expect to be fully operational within 360 days of the effective date of this registration statement.

At the present time the Company President and sole director is the only employee of Lifestyle Choice Meals, Inc. If the Company receives a positive result from its sales and marketing activities as determined by the receipt of orders in quantities that cannot be efficiently produced by one person then additional employees will be hired to produce the meals.

If we are unable to complete any phase of our systems development or marketing efforts because we don't have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our business development plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

MARKET OPPORTUNITY

According to Marketdata Enterprises, Inc. in the market study entitled: "Diet Food Home Delivery Services: A Market Analysis", sales in the diet food home delivery had hit $800 million in 2007. "The diet food home delivery or "home meal replacement" market in the U.S. is a niche segment of the overall weight loss market, appealing to the most affluent dieters. It has grown rapidly and attracted new competitors. NutriSystem and its heavy advertising, coupled with demand from convenience seeking, time-pressed moms, executives, working couples, the elderly and others, have fueled this growth. Several dozen companies compete, and the number is growing", in according to Marketdata's Research Director, John LaRosa.

Marketdata estimates that the diet food delivery market will be worth $1.068 billion in 2007. This represents a 33.5% gain over 2007. Costs for these services ranges from $10-40 per day, or $70-280 per week, or $300-1,500 per month. Marketdata found two price tiers, the lower end of about $280 per month versus the high end at an average of about $750. The average price for 21 companies is $726 per month.

The larger services such as 22-year old Seattle Sutton's Healthy Eating have 200+ distributors and are franchised in multiple states. Marketdata estimates that another 10 small companies will be formed by 2008, with average sales of $5 million apiece.

Many companies in this market focus solely on serving either or both New York City or Los Angeles. The other "hot spot" seems to be Texas. In Canada, it's Toronto. "Interest in diet food home delivery rose to its highest point in Marketdata's BestDietForMe.com online survey--7.3% of dieters by the 1st quarter of 2007" according to John LaRosa.

SOURCE: WWW.PRWEBDIRECT.COM/RELEASES/2007/1/PRWEB496114.HTM

DESCRIPTION OF OUR PRODUCTS

LifeStyle will prepare restaurant quality gourmet meals for the whole week and deliver them to the client's door. Our convenient system will make it easy for our clients to serve their family healthy meals. Lifestyle Choice Meals, Inc. will be a smart partner for today's busy and healthy lifestyle.

Our food experts will do all the weighing and measuring of the meals to assure a balanced, healthy portion. Menus will be completely individualized to accommodate our client's food preferences and special dietary needs. We will offer a diversified and healthy menu.

LifeStyle will deliver lunch and dinner for 7 days, a total of 14 meals, once a week. To ensure quality, 10 of those meals will be delivered fresh; requiring only refrigeration and 4 of them will be delivered frozen. All that would be needed is to heat and serve.

LifeStyle will take orders online. Description and pictures of the meals offered will be available on our website. Every meal will have all the nutrition facts information and the clients will be able to use a tool in our website to calculate the calories per day they will be consuming. This tool will be very simple and fun to use. The clients will be able to make any combination they want according to their goals: loosing, maintaining or gaining weight or just enjoying a delicious meal with no concern. Some pre-made combinations will be available.

COMPETITIVE ADVANTAGES

Prepared meals from gourmet chefs will be offered for lunch and dinner and may include appetizers, soups and desserts.

Our menus will change weekly with no boring repetition and they will be low in cost: all the meals will be delivered to the client's door for about $7.00 each. Meals will be prepared according to the clients' preferences and the home delivery eliminates some traditional obstacles that dieters have faced. They will no longer need to drive to weekly meetings, see a counselor or pick up the food. The meal delivery saves many last minute trips to the grocery store.

MARKETING

According to Marketdata Enterprises' Research Director, John LaRosa, most of the diet food home delivery services' clients skew higher female than male--60%-70% female. Most clients stay on a diet delivery plan 8-12 weeks and it's common to return once or twice during the year.

Our marketing campaign will include the distribution of flyers in beauty centers, gyms and fitness centers, online advertisements, and ads in fitness magazines. Generally people concerned with health and fitness are more interested about their diet habits, so this is our primary target public. However, LifeStyle will not only focus on the people concerned with their waist lines, but on everybody who has a busy life and needs to eat. Therefore, everybody can be a potential LifeStyle client. We will distribute flyers around commercial areas as well as those listed above. The company intends to contract on a temporary basis as required young people who are in good shape and are good looking to distribute the flyers.

INTELLECTUAL PROPERTY

We intend, in due course subject to legal advice, to apply for trademark protection and/or copyright protection in the United States and Canada.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

REGULATORY MATTERS

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the food service industry. We will be required to comply with product labeling and nutritional information disclosure requirements. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

As of March 31, 2008, LifeStyle has no permanent staff other than its sole officer and director, Andrea Worsley, who is the President and Chairman of the company. Mrs. Worsley is employed elsewhere and has the flexibility to work on LifeStyle up to 10 hours per week. She is prepared to devote more time to our operations as may be required. She is not being paid at present.

At present, LifeStyle has no employees other than its current sole officer and director, Mrs. Worsley, who has not been compensated. There are no employment agreements in existence. The company presently does not have, pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the company begins building its Internet website, it will hire an independent consultant to build the site. The company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

ENVIRONMENTAL LAWS

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC by calling the SEC at 1-800-SEC-0330. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

REPORTS TO SECURITY HOLDERS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room or visiting the SEC's Internet website (see "Available Information" above).

                             DESCRIPTION OF PROPERTY

Lifestyle Choice Meals, Inc. does not own or lease any property. The president of the Company, Andrea Worsley is operating the business from her home office until the business begins operations. Mrs. Worsley intends to contribute this office space at no cost to the Company until such operations commence.

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no trading market for Lifestyle's Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop, or, if such a market does develop that it will continue.

On April 19, 2007, a total of 10,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

                              FINANCIAL STATEMENTS

                          LIFESTYLE CHOICE MEALS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                              FINANCIAL STATEMENTS

                                  JUNE 30, 2007













REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

BALANCE SHEET

STATEMENTS OF OPERATIONS

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

                           CHANG G. PARK, CPA, PH. D.
              *371 E STREET * CHULA VISTA * CALIFORNIA 91910-2615*
      *TELEPHONE (858) 722-5953 * FAX (858) 761-0341 * FAX (858) 764-5480
                        * E-MAIL changgpark@gmail.com *
________________________________________________________________________________






             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
Lifestyle Choice Meals, Inc.

(A Development Stage Company)



We have audited the accompanying balance sheets of Lifestyle Choice Meals, Inc. (A Development Stage "Company") as of June 30, 2007 and the related financial statements of operations, changes in shareholders' equity and cash flows for the year ended June 30, 2007, and for the period from April 19, 2007 (inception) to June 30, 2007. These financial statements are the responsibility of the Company's management.


We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lifestyle Choice Meals, Inc. as of June 30, 2007, and the results of its operation and its cash flows for the year ended June 30, 2007, and for the period from April 19, 2007 (inception) to June 30, 2007 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ CHANG G. PARK
__________________
CHANG G. PARK, CPA



MARCH 7, 2007

SAN DIEGO, CA. 91910

                          LIFESTYLE CHOICE MEALS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                  BALANCE SHEET

                                                                     As of
                                                                 June 30, 2007
______________________________________________________________________________

                                     ASSETS

CURRENT ASSETS
   Cash                                                            $      -
______________________________________________________________________________
      Total current assets                                                -
______________________________________________________________________________

   TOTAL ASSETS                                                    $      -
==============================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                        $      -
   Due to related party                                               1,935
______________________________________________________________________________
   TOTAL LIABILITIES                                                  1,935
______________________________________________________________________________

STOCKHOLDER'S EQUITY (DEFICIT)
   Capital stock
   Authorized
      75,000,000 shares of common stock, $0.001 par value,

   Issued and outstanding
      10,000,000 shares of common stock                              10,000
      Subscription Receivable                                       (10,000)
   Deficit accumulated during the development stage                  (1,935)
______________________________________________________________________________

      Total stockholder's equity (deficit)                           (1,935)
______________________________________________________________________________

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)               $      -
==============================================================================

    The accompanying notes are an integral part of these financial statements

                          LIFESTYLE CHOICE MEALS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF OPERATIONS

                                              April 19, 2007 (date of
                                                   inception) to
                                                   June 30, 2007
_____________________________________________________________________

REVENUE

   Revenue                                                   -

EXPENSES

   Office and general                               $   (1,935)
   Professional fees                                         -
_____________________________________________________________________

Total General & Administration Expenses             $   (1,935)
_____________________________________________________________________

NET LOSS                                            $   (1,935)
=====================================================================



BASIC NET LOSS PER SHARE                            $    (0.00)
=====================================================================


WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                            7,945,205
=====================================================================


    The accompanying notes are an integral part of these financial statements



                          LIFESTYLE CHOICE MEALS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                FROM INCEPTION (APRIL 19, 2007) TO JUNE 30, 2007


                                                                                           Deficit
                                                Common Stock                             Accumulated
                                             __________________                          During the
                                             Number of                Subscription       Development
                                              shares     Amount        Receivable           Stage            Total
___________________________________________________________________________________________________________________

Balance, April 19,2007                                -  $     -                           $     -         $      -

Common stock issued for cash at $0.001

per share May 3, 2007                        10,000,000   10,000                                 -           10,000

Share Subscription Receivable                                           (10,000)                            (10,000)

Net loss, June 30, 2007                                                                     (1,935)          (1,935)
___________________________________________________________________________________________________________________

Balance, June 30, 2007                       10,000,000  $10,000        (10,000)           $(1,935)        $ (1,935)
===================================================================================================================


                    The accompanying notes are an integral part of these financial statements


                          LIFESTYLE CHOICE MEALS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                             STATEMENT OF CASH FLOWS
                                                             April 19, 2007
                                                                (date of
                                                             inception) to
                                                             June 30, 2007
___________________________________________________________________________

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                      $ (1,935)
  Adjustment to reconcile net loss to net cash used in
    operating activities                                               -

Changes in operating assets and liabilities
      Increase in accrued expenses
      Increase in shareholder loan                                 1,935
___________________________________________________________________________

NET CASH USED IN OPERATING ACTIVITIES                                  -
___________________________________________________________________________

CASH FLOWS FROM INVESTING ACTIVITIES

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                    -

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from sale of common stock                             10,000
   Increase in Subscription Receivable                           (10,000)
___________________________________________________________________________

NET CASH PROVIDED BY FINANCING ACTIVITIES                              -
___________________________________________________________________________

NET INCREASE (DECREASE) IN CASH                                        -

CASH, BEGINNING OF PERIOD                                              -
___________________________________________________________________________

CASH, END OF PERIOD                                             $      -
===========================================================================


Supplemental cash flow information and non-cash financing activities:

Cash paid for:
  Interest                                                      $      -
===========================================================================

  Income taxes                                                  $      -
===========================================================================



    The accompanying notes are an integral part of these financial statements

                          LIFESTYLE CHOICE MEALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2007
________________________________________________________________________________


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Lifestyle Choice Meals, Inc. ("Company") is in the initial development stage and has incurred losses since inception totalling $1,935. The Company was incorporated on April 19, 2007 in the State of Nevada and established a fiscal year end of June 30. The Company is a development stage enterprise organized to prepare and deliver nutritious and delicious prepared meals to the client's door.

The financial information is audited. In the opinion of management, all adjustments necessary to present fairly the financial position as of June 30, 2007 and the results of operations, stockholders' equity and cash flows presented herein have been included in the financial statements.

GOING CONCERN

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founder's shares. As of June 30, 2007, the Company had issued 10,000,000 Founder's shares at $0.001 per share for net receivable funds to the Company of $10,000.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

INCOME TAXES

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards ("SFAS") No.109, "Accounting for Income Taxes" and clarified by FIN 48 "Accounting for
Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109." Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

NET LOSS PER SHARE

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of

                          LIFESTYLE CHOICE MEALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2007
________________________________________________________________________________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

exchange during the periods presented. Related translation adjustments are reported as a separate component of stockholder's equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

STOCK-BASED COMPENSATION

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

SHARE BASED EXPENSES

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "Share Based Payment." This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and amends FASB Statement No. 95, "Statement of Cash Flows." This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

RECENT ACCOUNTING PRONOUNCEMENTS

SFAS 141(R) - In December 2007, the FASB issued SFAS 141(R), "Business Combinations." This Statement replaces SFAS 141, "Business Combinations," and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, "Accounting for Income Taxes," to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, "Goodwill and Other Intangible Assets," to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

SFAS 160 - In December 2007, the FASB issued SFAS 160, "Noncontrolling Interests in Consolidated Financial Statements." SFAS 160 amends Accounting Research Bulletin 51, "Consolidated Financial Statements," to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest.

It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company

                          LIFESTYLE CHOICE MEALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2007
________________________________________________________________________________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 - STOCK TRANSACTIONS

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of June 30, 2007, the Company has not granted any stock options and has not recorded any stock-based compensation.

On May 3, 2007, the sole Director purchased 10,000,000 shares of the common stock in the Company at $0.001 per share for $10,000.

NOTE 5 - RELATED PARTY TRANSACTIONS

The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 6- STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of Capital Stock as of June 30, 2007:

     o    Common  stock,   $0.001  par  value:   75,000,000  shares  authorized:
          10,000,000 shares issued and outstanding

                          LIFESTYLE CHOICE MEALS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                              FINANCIAL STATEMENTS

                                 MARCH 31, 2008















BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS


                          LIFESTYLE CHOICE MEALS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS

                                                                (Unaudited)
                                                               March 31, 2008       June 30, 2007
_________________________________________________________________________________________________
                                     ASSETS

CURRENT ASSETS
        Cash                                                      $  1,920            $      -
_________________________________________________________________________________________________
                               Total current assets                  1,920                   -
_________________________________________________________________________________________________

        Total assets                                              $  1,920            $      -
=================================================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
CURRENT LIABILITIES
        Accounts payable and accrued liabilities                  $  6,500            $      -
        Due to related party                                         1,935               1,935
_________________________________________________________________________________________________
        Total liabilities                                            8,435               1,935
_________________________________________________________________________________________________

STOCKHOLDER'S EQUITY (DEFICIT)
   Capital stock
        Authorized
           75,000,000 shares of common stock, $0.001 par value,
        Issued and outstanding
           10,000,000 shares of common stock                        10,000              10,000
        Subscription Receivable                                     (5,000)            (10,000)
        Deficit accumulated during the development stage           (11,515)             (1,935)
_________________________________________________________________________________________________

        TOTAL STOCKHOLDER'S EQUITY (DEFICIT)                        (6,515)             (1,935)
_________________________________________________________________________________________________

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)              $  1,920            $      -
=================================================================================================


    The accompanying notes are an integral part of these financial statements



                          LIFESTYLE CHOICE MEALS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                               April 19,2007
                                              Nine months ended     Three months ended     (date of inception) to
                                               March 31, 2008         March 31, 2008           March 31, 2008
_________________________________________________________________________________________________________________

REVENUE

   Revenue                                                -                      -                       -

EXPENSES

   Office and general                           $       (80)                   (30)              $  (2,015)
   Professional fees                                 (9,500)                (7,500)                 (9,500)
_________________________________________________________________________________________________________________

Total General & Administration Expenses         $    (9,580)                (7,530)              $ (11,515)
_________________________________________________________________________________________________________________

NET LOSS                                        $    (9,580)           $    (7,530)              $ (11,515)
=================================================================================================================


BASIC NET LOSS PER SHARE                        $     (0.00)           $     (0.00)
======================================================================================

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                        10,000,000             10,000,000
======================================================================================


    The accompanying notes are an integral part of these financial statements



                          LIFESTYLE CHOICE MEALS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
                                   (UNAUDITED)

                FROM INCEPTION (APRIL 19, 2007) TO MARCH 31, 2008


                                                                                           Deficit
                                                Common Stock                             Accumulated
                                             __________________                          During the
                                             Number of                Subscription       Development
                                              shares     Amount        Receivable           Stage            Total
___________________________________________________________________________________________________________________

Balance, April 19,2007                                -  $     -                          $      -         $     -

Common stock issued for cash at $0.001
per share May 3, 2007                        10,000,000   10,000                                 -           10,000

Share Subscription Receivable                                           (10,000)                            (10,000)
Net loss, June 30, 2007                                                                     (1,935)          (1,935)
___________________________________________________________________________________________________________________

Balance, June 30, 2007                       10,000,000  $10,000        (10,000)          $ (1,935)        $ (1,935)
___________________________________________________________________________________________________________________

Share Subscription Received                                               5,000                               5,000
Net loss March 31, 2008                                                                     (9,580)          (9,580)

Balance March 31, 2008                       10,000,000  $10,000         (5,000)          $(11,515)        $ (6,515)
===================================================================================================================


    The accompanying notes are an integral part of these financial statements



                          LIFESTYLE CHOICE MEALS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                   (UNAUDITED)

                            STATEMENTS OF CASH FLOWS

                                                                                                   April 19, 2007
                                                              Nine months        Three months         (date of
                                                                 ended              ended          inception) to
                                                             March 31, 2008     March 31, 2008     March 31, 2008
_________________________________________________________________________________________________________________

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                      $ (9,580)          $ (7,530)         $ (11,515)

  Adjustment to reconcile net loss to net cash used in
    operating activities
 Changes in operating assets and liabilities

      Increase in accrued expenses                                 6,500              4,500              6,500

      Increase in shareholder loan                                     -                  -              1,935
_________________________________________________________________________________________________________________

NET CASH USED IN OPERATING ACTIVITIES                             (3,080)            (3,030)            (3,080)
_________________________________________________________________________________________________________________

CASH FLOWS FROM INVESTING ACTIVITIES                                   -                  -                  -

Net cash provided by (used in) investing activities                    -                  -                  -

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from sale of common stock                                  -                  -             10,000
    Decrease (increase) in Subscription Receivable                 5,000                  -             (5,000)
_________________________________________________________________________________________________________________

NET CASH PROVIDED BY FINANCING ACTIVITIES                          5,000                  -              5,000
_________________________________________________________________________________________________________________

NET INCREASE (DECREASE) IN CASH                                    1,920             (3,030)             1,920

CASH, BEGINNING OF PERIOD                                              -              4,949                  -
_________________________________________________________________________________________________________________

CASH, END OF PERIOD                                             $  1,920           $  1,920          $   1,920
=================================================================================================================


Supplemental cash flow information and non-cash financing activities:

Cash paid for:
   Interest                                                     $      -           $      -
===========================================================================================

   Income taxes                                                 $      -           $      -
===========================================================================================


    The accompanying notes are an integral part of these financial statements


                          LIFESTYLE CHOICE MEALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

                                 MARCH 31, 2008
________________________________________________________________________________

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Lifestyle Choice Meals, Inc. ("Company") is in the initial development stage and has incurred losses since inception totalling $11,515. The Company was incorporated on April 19, 2007 in the State of Nevada and established a fiscal year end of June 30. The Company is a development stage enterprise organized to prepare and deliver nutritious and delicious prepared meals to the client's door

The financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of March 31, 2008 and the results of operations, stockholders' equity and cash flows presented herein have been included in the financial statements.

GOING CONCERN

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founder's shares. As of March 31, 2008, the Company had issued 10,000,000 Founder's shares at $0.001 per share for net funds to the Company of $10,000 of which $5,000 has been received.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

INCOME TAXES

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards ("SFAS") No.109, "Accounting for Income Taxes" and clarified by FIN 48 "Accounting for
Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109." Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

NET LOSS PER SHARE

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

                          LIFESTYLE CHOICE MEALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

                                 MARCH 31, 2008
________________________________________________________________________________


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented. Related translation adjustments are reported as a separate component of stockholder's equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

STOCK-BASED COMPENSATION

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

SHARE BASED EXPENSES

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "Share Based Payment." This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and amends FASB Statement No. 95, "Statement of Cash Flows." This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

RECENT ACCOUNTING PRONOUNCEMENTS

SFAS 141(R) - In December 2007, the FASB issued SFAS 141(R), "Business Combinations." This Statement replaces SFAS 141, "Business Combinations," and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, "Accounting for Income Taxes," to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, "Goodwill and Other Intangible Assets," to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

SFAS 160 - In December 2007, the FASB issued SFAS 160, "Noncontrolling Interests in Consolidated Financial Statements." SFAS 160 amends Accounting Research Bulletin 51, "Consolidated Financial Statements," to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest.

                          LIFESTYLE CHOICE MEALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

                                 MARCH 31, 2008
________________________________________________________________________________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 - STOCK TRANSACTIONS

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of March 31, 2008, the Company has not granted any stock options and has not recorded any stock-based compensation.

On May 3, 2007, the sole Director purchased 10,000,000 shares of the common stock in the Company at $0.001 per share for $10,000.

NOTE 5 - RELATED PARTY TRANSACTIONS

The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 6 - INCOME TAXES

                                                       As of March 31, 2008
       Deferred tax assets:
       Net operating loss tax carryforwards                   $3,915
       Other                                                       0

       Gross deferred tax assets:
       Valuation allowance                                    $3,915
                                                              ______

       Net deferred tax assets                                $    -
                                                              ______

                          LIFESTYLE CHOICE MEALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

                                 MARCH 31, 2008
________________________________________________________________________________


NOTE 7- STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of Capital Stock as of March 31, 2008

          o    Common stock,  $0.001 par value:  75,000,000  shares  authorized:
               10,000,000 shares issued and outstanding

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


RESULTS OF OPERATIONS

For the period from inception through March 31, 2008, we had no revenue. Expenses for the period totaled $11,515 resulting in a net loss of $11,515.

CAPITAL RESOURCES AND LIQUIDITY

As of March 31, 2008 we had $1,920 in cash.

OFF-BALANCE SHEET ARRANGEMENTS

As of the date of this registration statement, the current funds available to the company will not be sufficient to continue maintaining a reporting status. The company's sole officer and director, Andrea Worsley has indicated that she may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred and if no other proceeds are obtained by the company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Other than the above described situation, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company's financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has
(i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE


There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

                        DIRECTORS AND EXECUTIVE OFFICERS

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The company's current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

     NAME                           AGE                   POSITION(S)

     Andrea Worsley                         President, Secretary/ Treasurer,
     339 Deercroft Place SE         30      Chief Financial Officer and Chairman
     Calgary, AB T2J 5V6 Canada             of the Board of Directors.

The person named above has held her offices/positions since inception of our company and is expected to hold her offices/positions at least until the next annual meeting of our stockholders.

BUSINESS EXPERIENCE

Originally from Burnaby, BC, Andrea has traveled the country extensively gaining educational and work experience from a variety of backgrounds and industries. She began her schooling at Langara College in Vancouver, but soon transferred to Mount Allison University in Sackville, NB where she completed a Bachelors of English degree with a minor in Commerce. In 2002, she moved to Calgary, AB where she started her career in the new home building industry working for a window and door manufacturer in their customer service department. In March of 2004, she moved into the oil and gas industry doing inside sales for a company that represents electrical engineering equipment. Here, she has gained extensive knowledge of the industry through order management, trade show attendance, and building strong customer relationships.

Andrea has always had a passion for fine food and entertaining, and most recently that passion has turned into a hobby. Through the Southern Alberta Institute of Technology, Andrea was able to enroll in wine courses that have taught her everything from how to serve wine to the condition of the soils in which the grapes grow and flourish. She used her new skills to get a job part time at a wine boutique in the heart of one of Calgary's most eclectic neighborhoods. She enjoys helping customers pair their menu ideas with suitable wines, and passing time at the many specialty food shops also in business nearby.

In her spare time, she enjoys hosting friends and family for dinner parties and gathering, and she hopes to further develop her passion through more courses and business ventures that focus around the art of fine dining and entertaining.

CONFLICTS OF INTEREST

At the present time, the company does not foresee any direct conflict between Mrs. Worsley's other business interests and his involvement in LifeStyle.

                             EXECUTIVE COMPENSATION

LifeStyle has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The following table sets forth the compensation paid by us from inception on April 19, 2007 through March 31, 2008. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officer up to March 31, 2008. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.


Summary Compensation Table


Name and         Year       Salary  Bonus   Stock        Option   Non-Equity    Nonqualified  All Other     Total
Principal                   (US$)   (US$)   Awards (US$) Awards   Incentive     Deferred      Compensation  (US$)
Position                                                 (US$)    Plan          Compensation  (US$)
                                                                  Compensation  (US$)
                                                                  (US$)

Andrea Worsley   2007/2008    0       0       0            0          0             0             0             0
President


We did not pay any salaries in 2007 or 2008. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of March 31, 2008.


                                   OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
__________________________________________________________________________________________________________________

                                OPTION AWARDS                                             STOCK AWARDS
__________________________________________________________________________________________________________________
                                                                                                          Equity
                                                                                               Equity   Incentive
                                                                                               Incentive   Plan
                                                                                       Market    Plan    Awards:
                                                                                       Value  Awards:   Market or
                                                Equity               Option    Number    of     Number   Payout
                                               Incentive            Expiration    of    Shares     of     Value of
                                                 Plan                 Date     Shares    or    Unearned  Unearned
                                                Awards:                        or Units Units   Shares,   Shares,
                   Number of     Number of     Number of                         of      of    Units or  Units or
                  Securities    Securities    Securities   Option              Stock    Stock    Other     Other
                  Underlying    Underlying    Underlying   Exercise              That    That    Rights    Rights
                  Unexercised   Unexercised   Unexercised   Price              Have    Have   That Have    That
                    Options       Options      Unearned      ($)                Not     Not      Not     Have Not
                      (#)           (#)         Options                        Vested  Vested  Vested    Vested
Name              Exercisable  Unexercisable      (#)                          (#)     ($)      (#)       (#)
__________________________________________________________________________________________________________________

ANDREA WORSLEY         0             0             0          0         0        0       0        0         0



There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of LifeStyle has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the "Committee"). The Committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. LifeStlye may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

STOCK AWARDS PLAN

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

DIRECTOR COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception April 19, 2007 through March 31, 2008.


                                   DIRECTOR COMPENSATION
_________________________________________________________________________________________

Name        Fees                         Non-Equity   Non-Qualified
            Earned or                     Incentive      Deferred        All
            Paid in  Stock    Option       Plan       Compensation     Other
             Cash    Awards   Awards    Compensation     Earnings    Compensation   Total
              ($)     ($)     ($)           ($)           ($)           ($)         ($)
_________________________________________________________________________________________

ANDREA        0         0       0           0             0             0           0
WORSLEY



At this time, LifeStyle has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.


Title of Class   Name and Address     Amount and     Percent of   Percentage of   Percentage    Percentage   Percentage
                                       Nature of       Class        Ownership         of            of           of
                                      Beneficial                   Assuming all    Ownership    Ownership     Ownership
                 Beneficial Owner        Owner                    of the Shares    Assuming      Assuming     Assuming
                        [1]                                          are Sold     75% of the    50% of the   25% of the
                                                                                  Shares are    Shares are   Shares are
                                                                                     Sold          Sold         Sold

                  Andrea Worsley,
 Common Stock      339 Deercroft      10,000,000        100%          69.9%          77.6%        82.3%         90.3%
                 Place Calgary, AB
                  CANADA, T2E 6Z2

                 All Officers and     10,000,000        100%          69.9%          77.6%        82.3%         90.3%
                  Directors as a
                 Group (1 person)


 [1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct and indirect stock holdings. Mrs. Worsley is the only "promoter" of our company.


Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue control the company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

                           RELATED PARTY TRANSACTIONS

There are no current or proposed transactions that Lifestyle may enter into with our officers, directors or affiliates. If any such transactions are contemplated we will file such disclosure in a timely manner with the SEC on the proper form making such transaction available for the public to view.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Presently, the sole officer and director of LifeStyle Choice Meals, Inc. is not covered by liability insurance. However, LifeStyle's Articles of Incorporation state that the company may indemnify its officers, directors, employees, and agents to the full extent permitted by the laws of the State of Nevada. No other statute, charter provision, by-law, contract, or other arrangement to insure or indemnify a controlling person, director, or officer of LifeStyle exists which would affect his liability in that capacity.

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

              PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

  Legal and Accounting                                $4,000
  SEC Filing Fee                                      $    9
  Printing                                            $  200
                                                      ______
  Transfer Agent                                      $1,500
                                                      ______
  TOTAL                                               $5,709
                                                      ______

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

See "Disclosure of Commission Position of Indemnification for Securities" above.

                     RECENT SALES OF UNREGISTERED SECURITIES


(a) PRIOR SALES OF COMMON SHARES

LifeStyle is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. As of March 31, 2008, we have issued 10,000,000 common shares to our sole officer and director for total consideration of $10,000.

LifeStyle is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

APRIL 19, 2007

We issued 10,000,000 common shares to the sole officer and director of the company for cash proceeds of $10,000, or $0.001 per share.

(b) USE OF PROCEEDS

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of 1) the disclosure of the application of the offering proceeds, or 2) disclosure of the termination of this offering.

                                    EXHIBITS

The following exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.       DOCUMENT DESCRIPTION

3.1               Articles of Incorporation of LifeStyle Choice Meals, Inc.
3.2               Bylaws of Lifestyle Choice Meals, Inc.
5.1               Opinion re legality
23.1              Consent of Chang G. Park CPA.

DESCRIPTION OF EXHIBITS

EXHIBIT 3.1

Articles of Incorporation of LifeStyle Choice Meals, Inc., dated April 19, 2007.

EXHIBIT 3.2

Bylaws of LifeStyle Choice Meals, Inc. approved and adopted on Aprils 24. 2007.

EXHIBIT 5.1

Opinion of Law Offices of Thomas E. Puzzo, regarding the legality of the securities.

EXHIBIT 23.1

Consent of Chang G. Park CPA, dated April 29, 2008, regarding the use in this Registration Statement of their report of the auditors and financial statements of LifeStyle Choice Meals, Inc. for the period ending June 30, 2007.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

     a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

     b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered, if the total dollar value of securities offered would not exceed that which is registered, any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

     Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calgary, Alberta, on this 1st day of May, 2008.

                                                    LIFESTYLE CHOICE MEALS, INC.

                                                              /s/ ANDREA WORSLEY
                                                              __________________
                                                                  Andrea Worsley
                                                          President and Director
                                                     Principal Executive Officer
                                                     Principal Financial Officer
                                                    Principal Accounting Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
                                                              /s/ ANDREA WORSLEY
                                                              __________________
                                                                  Andrea Worsley
                                                          President and Director
                                                     Principal Executive Officer
                                                     Principal Financial Officer
                                                    Principal Accounting Officer

                                                                     MAY 1, 2008